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Exhibit 11.1


                        Heuristic Development Group, Inc.
                        Computation of Earnings Per Share


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                                                                For the year ended
                                                                ------------------
                                                                1996           1997
                                                                ----           ----

Net (loss) ..............................................   $ 1,407,000)   ($1,441,000)
                                                             ----------      ---------
                                                             ----------      ---------

Shares:
   Weighted average number of common
   shares outstanding (1) ...............................       281,000      1,930,530

Shares to be issued in connection with the conversion of:

   i)  Preferred stock and unpaid dividends .............       175,793
   ii) Notes payable and accrued interest ...............       263,921

Less:  Escrow shares ....................................      (349,370)      (349,370)
                                                             ----------      ---------

Weighted average number of shares
outstanding .............................................                    1,581,160
                                                                             ---------
                                                                             ---------

Supplemental weighted average number of
shares outstanding ......................................       371,956
                                                             ----------
                                                             ----------

Net (loss) per share ....................................                  $     (0.91)
                                                                             ---------
                                                                             ---------

Supplemental net (loss) per share .......................   $     (3.78)
                                                             ----------
                                                             ----------
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(1) In accordance with Securities and Exchange Commission requirements, all common shares issued, including the shares issued in the proposed reorganization by the Company, at a price below the proposed offering price during the twelve-month period prior to the filing of the initial public offering have been included in the calculation as if they were outstanding for all periods.